UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2012

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction or Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  212-974-1708
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On March 16, 2012, Resource Capital Corp. (the “Company”) entered into an amendment (the “Fourth Amendment”) to its Amended and Restated Management Agreement dated as of June 30, 2008, by and among the Company, Resource Capital Manager, Inc. (the “Manager”) and Resource America, Inc.

Pursuant to the Fourth Amendment, the Manager will provide the Company with a sufficient number of accounting professionals dedicated to the Company’s operations.  The amount of such professionals shall be reviewed and approved by the Company’s Board of Directors.  The Fourth Amendment further provides that the Company will bear the expense of the wages, salaries and benefits of the accounting professionals referred to above.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

10.1           Fourth Amendment to the Amended and Restated Management Agreement

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: March 20, 2012	/s/ Michael S. Yecies
Michael S. Yecies
SVP, CLO & Secretary

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to the Amended and Restated Management Agreement